Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



		January  18, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Rule 24f-2 Notice for Prudential Global Total Return
Fund, Inc.
		File Nos. 33-63943 and 811-04661

	On behalf of  Prudential Global Total Return Fund, Inc.
enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-4985.


 Very truly yours,

/s/ Peter Parrella
  Peter Parrella
 Assistant Treasurer